                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934

                     Date of report:   November 2, 1999


                       Columbia Banking System, Inc.
                       -----------------------------
            (Exact name of registrant as specified in its charter)

                                 Washington
                                 ----------
                (State or other jurisdiction of incorporation)


            0-20288                           91-1422237
     ----------------------       --------------------------------
    (Commission File Number)      (IRS Employer Identification No.)


                            1102 Broadway Plaza
                             Tacoma, WA   98402
            (Address of principal executive offices) (Zip Code)

                              (253) 305-1900
             Registrant's telephone number, including area code

                                  FORM 8-K

                         COLUMBIA BANKING SYSTEM, INC.
                              Tacoma, Washington

                               November 1, 1999


Item 5.  Other Events
---------------------

   On October 28, 1999, Columbia Banking System, Inc. ("CBSI") announced it has approved a management succession plan effective January 1, 2000.

   On the same day, CBSI announced its acquisition of CAPCO Financial Company, Inc.

   A copy of CBSI's News Release containing the announcements is attached as an exhibit to this report.

   CBSI's common stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol "COLB".


Item 7.  Financial Statements and Exhibits
------------------------------------------

        (a)  Financial statements - not applicable.

        (b)  Pro forma financial information - not applicable.

        (c)  Exhibits:

        (20) News releases issued by Columbia Banking System, Inc. dated October 28, 1999.

                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COLUMBIA BANKING SYSTEM, INC.
                                        (Registrant)


Date:  November 2, 1999          By:    /s/ W.W. Philip
                               -----------------------------------------
                                       W.W. Philip, Chairman,
                                       President and Chief Executive
                                       Officer

                                 Exhibit (20)




                            (Columbia Banking System
                             letterhead appears here)



                                                      FOR IMMEDIATE RELEASE
                                                      October 28, 1999

CONTACT: Gary Schminkey, Executive Vice President and Chief Financial Officer;
(253)-305-1966
Hal Russell, Executive Vice President, Commercial Banking;
(253)-305-1964
JoAnne Coy, Vice President & Marketing Director;
(253)-305-1965,




          Columbia Banking System Announces Executive Succession;
             Also Announces Acquisition of Capco Financial Co.

TACOMA, Washington. The Board of Directors of Columbia Banking System, Inc. (Nasdaq: COLB) and its principal subsidiary, Columbia Bank, have approved a management succession plan to become effective January 1, 2000 following the retirement of W. W. Philip, Chairman and Chief Executive Officer, at the end of 1999. Mr. Philip will remain as non-executive Chairman of the Board.

   The Board of Directors has named the executive management team that will lead the Company as the new year begins. J. James Gallagher, Vice Chairman, has been appointed Chief Executive Officer of Columbia Banking System, Inc. Melanie J. Dressel has been named President and Chief Executive Officer of Columbia Bank and President and Chief Operating Officer of CBSI. Executive Vice Presidents H.R. Russell, Evans "Tex" Whitney, and Gary R. Schminkey complete the executive management team.

   "I will continue my involvement as Chairman of the bank and the holding company as I step back from management duties," said W. W. Philip. "I have great confidence in this team to continue the organization's strong performance, rapid growth and expansion. They share my commitment to develop the Company as an independent entity with a significant presence in the Pacific Northwest."

   "Jim Gallagher is particularly well suited to lead the holding company as it pursues expansion of its product line and geographic area through mergers and acquisitions," Philip stated. "He has a great deal of experience with the business and regulatory considerations that affect banking companies such as Columbia, and a thorough knowledge of our capacity to carry out our strategic initiatives."

   Mr. Gallagher has served as Vice Chairman of CBSI and the Bank since
July 1998. In that capacity, he has been responsible for strategic planning, mergers and acquisitions and legal and regulatory compliance. Prior to joining Columbia, Mr. Gallagher practiced law in the Pacific Northwest for many years, representing large and small financial institutions, including the former Puget Sound Bancorp.

   "Melanie Dressel has done a very effective job as chief operating officer of the Bank since mid-1998," Mr. Philip noted. "She has clearly demonstrated her capacity to handle the role of the Bank's Chief Executive Officer, and I am very confident that she and Jim will work very well together as they take the Company forward."

   Ms. Dressel joined Columbia Bank in 1993 as senior vice president of private banking at the beginning of the Company's expansion into Tacoma/Pierce County. In May 1997, Ms. Dressel was promoted to Executive Vice President of Retail Banking, where she directed the operations, investments, private banking and marketing/communications divisions of Columbia Bank, as well as the branch network. She was promoted to President and Chief Operating Officer of the Bank in July 1998. Prior to joining Columbia, Ms. Dressel ran the private banking functions of Puget Sound Bank.

   Hal Russell and Tex Whitney will continue to lead the commercial and retail functions of the Bank; Gary Schminkey will continue as Chief Financial Officer.


           Columbia Banking System to Acquire CAPCO Financial Company

   Mr. Philip also announced that Columbia Banking System, Inc. has reached an agreement to acquire CAPCO Financial Company, Inc., Bellevue, Washington, as a separate, wholly owned subsidiary of Columbia Bank. CAPCO shareholders will receive 530,000 shares of common stock of CBSI. The acquisition is expected to be completed during fourth quarter, 1999.

   CAPCO Financial was founded by Thomas Nesbit and Steven Shaughnessy, Chairman and President, respectively, in 1989 to fund the cash flow needs of small business through asset based accounts receivable and inventory programs. CAPCO offers improved control over operating lines of credit, as well as new funding to small business customers who would not normally qualify for traditional bank revolving lines of credit. Mssrs. Nesbit and Shaughnessy have over 37 combined years of banking experience in the northwest and a strong understanding of the commercial credit market.

   CAPCO's senior officers stated that, "as part of Columbia Bank, CAPCO will be able to offer a greater number of lending programs to small business, providing both access to credit for operating capital plus a full service banking relationship."

   Mr. Philip added, "We are very pleased to expand our ability to provide funding solutions to many of the small business customers located in the market areas served by Columbia Bank. We expect that CAPCO will provide another resource as we pursue our plans for expansion."


                 CBSI Reports on Recent Financial Performance

   Columbia Banking System, Inc. recently announced results for the third quarter of 1999, including earnings up 27 percent, and strong loan and deposit growth. Net income for the third quarter 1999 was $3.3 million compared with $2.6 million for the third quarter 1998. On a diluted per share basis, net income was $0.30 for the quarter, compared with $0.24 last year, an increase of 25 percent.

   Significant positive operating changes continued in the first nine months of 1999, demonstrated by comparing third quarter over second quarter results. Net income for the third quarter increased 24 percent from $2.7 million in the second quarter. Earnings per diluted share for the third quarter 1999 increased 20 percent over second quarter 1999. Net interest income was up 9 percent from the second quarter to third quarter, and noninterest income increased 4 percent for the same period.

   Total assets were $1.2 billion at September 30, 1999, up 15 percent from year-end 1998 and 21 percent over one year ago. Loan growth was strong, with an increase of 18 percent from year-end 1998 and 27 percent from one year ago. At September 30, 1999, total loans were $975 million. Total deposits exceeded
$1 billion for the first time during the third quarter, and were $1.1 billion at quarter end.

   Columbia Bank is a Washington state-chartered full-service commercial bank with 27 banking offices in Pierce, King, Cowlitz, Kitsap and Thurston counties. It is the sole subsidiary of Columbia Banking System, Inc., a Tacoma-based, publicly traded registered bank holding company.


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